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                                                                    EXHIBIT 99.1

For release March 19, 2002, at 4:00 a.m. Pacific

                 Planar to Acquire DOME Imaging Systems, Adding
                   Diagnostic Imaging to Medical Product Line

                     Combination further positions Planar to
             accelerate its growth in the medical technology market

BEAVERTON, ORE. -- March 19, 2002 -- Planar Systems Inc. (NASDAQ: PLNR), a worldwide leader in flat-panel display solutions, has signed a definitive agreement to acquire DOME Imaging Systems Inc. of Waltham, Mass. DOME's display systems for diagnostic imaging, the leading products in the fast-growing segment of digital medical imaging, will augment Planar's line of medical-grade display and workstation systems and significantly expand the company's reach in the healthcare equipment market. Anticipated to close in mid-April, the transaction is expected to be immediately accretive to Planar's earnings per share.

         "Planar's long-standing commitment to pursue growth opportunities in the medical market is further demonstrated by the acquisition of DOME's superb products and team," said Balaji Krishnamurthy, president and CEO of Planar. "Building on our worldwide infrastructure and expertise in display technologies, this acquisition will benefit Planar shareholders and the current and prospective customers of both companies."

         Privately held since its founding in 1989, DOME has been a leading innovator of high-performance display systems for healthcare and other image-intensive applications. The transaction unites two market leaders with complementary product lines and a combined 30-year presence serving the premier medical equipment manufacturers and healthcare institutions worldwide.

         "With product development leadership and continuous dedication to customer satisfaction, DOME has led the creation and implementation of medical imaging display technology," said G. Richard Fryling, president and CEO of DOME. "As market forces now combine to generate accelerating growth, the expansion of capability in scope and scale created by joining with Planar will leverage DOME's strengths to a broader market."

         The acquisition is valued at $61 million, which is approximately 2.1 times DOME's 2001 revenues. Planar will pay cash for all of DOME's capital stock, and will assume all outstanding DOME stock options. Planar will finance the transaction with a new $40 million senior credit facility and cash-on-hand. Amounts to be recorded for in-process R&D, goodwill and other identifiable intangibles, along with updated guidance for Planar's revenue and earnings estimates, are expected to be determined and disclosed after the transaction closes. The deal will be accounted for as a purchase transaction.

         The transaction has been approved by the boards of directors of both companies, and is subject to the approval of the shareholders of DOME, regulatory review and other customary closing conditions.

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         The market for digital medical imaging systems includes large diagnostic equipment such as CT scanners and MRI systems, computer-aided diagnostic tools, and picture archive and communication systems (PACS). The market segment for flat-panel monitors and controller boards used in digital medical imaging is estimated to be $130 million in 2002 and upwards of $280 million in 2003, worldwide.

         "The diagnostic medical imaging monitor market is finally starting to expand rapidly as PACS networks proliferate throughout the medical infrastructure," said David E. Mentley of iSuppli-Stanford Resources, a display industry research firm. "While this application has been one of the last strongholds for the monochrome CRT, these specialized CRT monitors are bulky, expensive, generate excessive heat and have short operating lifetimes. High-resolution LCD monitors have great features that will solve all of these problems and will help radiologists and patients alike."

         DOME has achieved the leading share in the markets it serves with high-performance flat-panel monitors, display controllers used for digital imaging in both flat-panel and CRT displays, image calibration devices and image-enabling software. In 2001, DOME introduced the world's first five-megapixel flat-panel monitor for medical imaging applications. DOME's products are part of a solution which eliminates the light boxes, chemical processing and logistics necessary with film-based images, provide all the brightness and resolution radiologists need and enable diagnoses from remote locations.

         Planar's line of medical products is led by the new InvitiumTM medical-grade workstation, designed from the ground up to enable networked computing at the point of care; and the Vital ScreenTM family of medically certified flat-panel monitors, available in a wide variety of size and configuration options. When combined with DOME's products, the new line will span the range of the imaging needs of the world's leading medical equipment manufacturers and healthcare institutions.

         "Medical equipment customers seek committed technology suppliers that demonstrate a dedication to providing superior solutions to the healthcare market," said Krishnamurthy. "With the great depth of knowledge and experience that the DOME team brings, and the increased breadth of the medical product line, Planar now offers the most complete solution set to the companies' combined customer base and market prospects."

         The move toward electronic images and record keeping in medical institutions is part of the expanding field of healthcare informatics, which Planar has targeted for significant growth in the next decade. Based upon studies published by the GartnerGroup, Stanford Resources and other industry experts, the global market for clinical computing systems and displays is estimated to have been about $4 billion worldwide last year and growing at about 23 percent annually.


ABOUT DOME

         DOME Imaging Systems Inc., founded in 1989, is a privately held company that focuses on developing, manufacturing and marketing advanced display products for medical-imaging applications. Currently employing 68 people, the company has attained a leadership position in the medical-imaging market with a series of innovative products that meet the demanding spatial-resolution and image-quality needs of PACS,

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         teleradiology, cardiology, diagnostic viewing stations, OEMs, and system integrators. For more information, please visit www.dome.com.
                                                       ------------


ABOUT PLANAR

         Planar Systems Inc. is a worldwide leader in the development and marketing of electronic information display systems currently employing about 700 people. The company specializes in collaborative relationships with customers, designing and producing flat-panel display solutions ranging from desktop monitors for the office to high-performance displays for challenging field applications in medical, industrial and transportation markets. Founded in 1983 and publicly traded on the NASDAQ National Market as `PLNR', Planar is headquartered in Oregon, USA, and operates manufacturing and sales in the United States and Europe. For more information, please visit www.planar.com.
                                                      --------------


Contacts:
---------

Media Inquiries:    Kim Uberti, 310-785-0515 Ext. 215, kim@bohle.com

Planar--
Investor Relations: Stewart Clark, 503-748-6984, stewart_clark@planar.com
Nth. Am. Marketing: Jennifer Ethridge, 503-748-6116, jennifer_ethridge@planar.
                    com
European Marketing: Tomas Berghall, 44-18-44-276-900 (U.K.),
                    tomas_berghall@planar.com

DOME:               Karen Miller, 781-895-1155, karen_miller@dome.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains statements, including statements regarding the Company's anticipated acquisition of DOME Imaging Systems Inc., that are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including the risks inherent in the acquisition of businesses and technologies, including integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, the timing and successful completion of technology and product development through volume production and risks that the acquisition can not be completed successfully or that anticipated benefits are not realized, and other risk factors listed from time to time in the Company's Securities and Exchange Commission filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

PLANAR, INVITIUM, and VITAL SCREEN are registered trademarks of Planar Systems, Inc. DOME is a registered trademark of DOME Imaging Systems Inc.